EXHIBIT 10.1

SECURED PROMISSORY NOTE

$500,000.00

Issuance Date: February 28, 2017

Maturity Date: December 15, 2017

FOR VALUE RECEIVED, Ecosphere Technologies, Inc. (the “Company”), a Delaware corporation, and Sea of Green Systems, Inc. (“SOGS”), a Florida corporation and subsidiary of the Company, jointly and severally, hereby promise to pay to the order of Brisben Water Solutions LLC or its assigns (the “Holder”), the principal sum of $500,000.00 (or such lesser amounts actually advanced) together with interest at 10% per annum, on the basis of a 360-day year, on the principal amount advanced. Such principal amounts may be advanced prior to the Maturity Date in one or more tranches, in the discretion of the Holder, up to a total aggregate amount of $500,000.00. The principal amount advanced under each tranche shall bear interest from the date of advance. This note (the “Note”) is issued in addition to, and not in replacement or modification of, that certain Amended, Restated and Consolidated Convertible Note issued September 12, 2016 and that certain Secured Promissory Note issued October 5, 2017 (the “Prior Notes”).

Interest and the principal of this Note shall be due and payable on the Maturity Date (defined above).

While in default, this Note (or the amount thereof in default) shall bear interest at the rate of 18% per annum or such maximum rate of interest allowable under the laws of the State of Florida. Payments shall be made in lawful money of the United States. This Note shall be prepaid upon the sale by the Company of any part of the Collateral (as defined below) and shall be repaid upon occurrence of any events requiring repayment under the Security Agreement (defined below).  The Company shall give the Holder written notice of any sale of any part of the Collateral at least 30 days prior to such sale.

1.

Conversion to Common Stock of Sea of Green Systems, Inc.

(a)

Amounts of principal and accrued interest under the Note shall be convertible into shares of common stock of Sea of Green Systems, Inc., a Florida corporation (“SOGS”), which are presently held by the Company. The number of shares of common stock issuable upon a conversion of this Note shall be determined by dividing: (i) the amounts being converted under this Note by (ii) $0.046614483 per share, subject to equitable adjustment for stock splits, stock dividends, combinations and similar events. Any fractional shares otherwise issuable upon a conversion shall be rounded up to the next whole share.

(b)

To convert this Note into SOGS common stock on any date (a “Conversion Date”), the Holder shall: (i) transmit by email (or otherwise deliver), for receipt on or prior to 11:59 p.m., New York time, on such date, a copy of an executed notice of conversion in the form attached hereto as Exhibit A (the “Conversion Notice”) to the Company, and (ii) surrender this Note to a common carrier for delivery to the Company as soon as practicable on or following such date (or an indemnification undertaking with respect to this Note in the case of its loss, theft or destruction).  On or before the second business day following the date of receipt of a Conversion Notice, the Company shall confirm that it has issued to the Holder the number of shares of common stock to which the Holder shall be entitled, and shall return to the Holder a new Note with respect to the portion of the original Note which was not converted.  The person or persons entitled to receive the common stock issuable upon a conversion of this Note shall be treated for all purposes as the record holder or holders of such common stock on the Conversion Date.

2.

Collateral.  This Note and the Prior Notes shall be secured by the Collateral, as defined in the Security Agreement between the Company and the Holder, dated as of the date hereof, which replaces and supersedes all prior security agreements entered into between the Company and the Holder prior to the date hereof (the “Security Agreement”).

3.

Event of Default.  In the event of any failure to pay this Note or the Prior Notes when due; or the Company shall be in breach of or default under any agreement with the Holder; or the Company shall sell all or substantially all of its assets, or dissolve, liquidate, or wind up its affairs, or enter into an agreement to do any of the foregoing; or the Company shall commence any case, proceeding or other action under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to its debts, or seeking appointment of a receiver, custodian, trustee or other similar official for it or for all or any substantial part of its assets; or there shall be commenced against the Company, any case, proceeding or other action which results in the entry of an order for relief or any such adjudication or appointment remains undismissed, undischarged or unbonded for a period of 30 days after service upon the Company; or there shall be commenced against the Company, any case, proceeding or other action seeking issuance of a warrant of attachment, execution, restraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 10 days from the entry thereof after service upon the Company; or the Company shall make an assignment for the benefit of creditors; or the Company shall take any action indicating its consent to, approval of, or acquiescence in, or in furtherance of, any of the foregoing; or the Company or any of its subsidiaries shall fail to pay any indebtedness for borrowed money to any third party when due; then, or any time thereafter during the continuance of any of such events, the entire unpaid balance of this Note then outstanding, together with accrued interest thereon, if any, shall be and become immediately due and payable without notice of demand by Holder.

4.

Investment Intent.  The Holder, by acceptance of this Note, warrants and represents that it is acquiring this Note and, upon conversion shares of SOGS common stock, for its own account, for investment and not with a view to, or for resale in connection with, the distribution thereof.  The Holder has no present intention of reselling or distributing it after any period of time.  The acquisition of this Note for investment is consistent with Holder’s financial needs.

5.

Miscellaneous.

(a)

All makers and endorsers now or hereafter becoming parties hereto jointly and severally waive demand, presentment, notice of non-payment and protest.

(b)

This Note may not be changed or terminated orally, but only with an agreement in writing, signed by the parties against whom enforcement of any waiver, change, modification, or discharge is sought with such agreement being effective and binding only upon attachment hereto.

(c)

This Note and the rights and obligations of the Holder and of the undersigned shall be governed and construed in accordance with the laws of the State of Delaware.

(d)

Any action brought by either party against the other concerning this Note shall be brought only in the state or federal courts of Florida and venue shall be in the County of Martin or the Southern District of Florida.  The parties to this Note hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens.

(e)

In the event that there is any controversy or claim arising out of or relating to this Note, or to the interpretation, breach or enforcement thereof, and any action or proceeding is commenced to enforce the provisions of this Note, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and expenses (including such fees and costs on appeal).

(f)

Upon any endorsement, assignment, or other transfer of this Note by the Holder or by operation of law, the term “Holder,” as used herein, shall mean such endorsee, assignee, or other transferee or successor to the Holder, then becoming the holder of this Note.  This Note shall inure to the benefit of the Holder and its successors and assigns and shall be binding upon the undersigned and their successors and assigns.

(g)

In the event that any interest paid on this Note is deemed to be in excess of the then legal maximum rate, then that portion of the interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of this Note, and any surplus thereafter shall immediately be refunded to the Company.

(h)

To the extent permitted by law, any reproduction of this Note shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by Holder or the Company or SOGS in the regular course of business) and that, to the extent permitted by law, any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

6.

Modification of Prior Notes.  The Prior Notes are modified to add as an Event of Default thereof any failure to pay this Note when due. The Holder may surrender the Prior Notes in exchange for a new Note evidencing such modification.

7.

Covenant Against Section 12 Registration.  While any sums remain unpaid and outstanding under this Note, the Company and SOGS shall not register the common stock of SOGS under Section 12 of the Securities Exchange Act of 1934 (the “Exchange Act”) unless required by law, without the prior written consent of the Holder, which will not be unreasonably withheld.

8.

Blocker.  Notwithstanding anything to the contrary in this Note, if at the time of conversion the common stock of SOGS is registered under Section 12 of the Exchange Act, this Note shall not be convertible by Holder, and the Company and SOGS shall not effect any such conversion, to the extent (but only to the extent) that giving effect to such conversion or other issuance hereunder Holder (together with its affiliates and members of any group of which Holder is a part) would beneficially own in excess of 9.99% of all  common stock of SOGS outstanding at such time (the “Blocker”).  For purposes of this Section, beneficial ownership shall be determined in accordance with Section 13(d) of the

Exchange Act.  The Blocker may be waived only upon (i) Holder providing the Company with 61 days notice that Holder desires to waive the Blocker for any or all of the shares and (ii) approval of the waiver by the Company.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company and SOGS have caused this Note to be executed as of the date aforesaid.

COMPANY:

Ecosphere Technologies, Inc.,
a Delaware corporation

By:	/s/ Dennis McGuire
Dennis McGuire,
Chief Executive Officer

SOGS:

Sea of Green Systems, Inc.,
a Florida corporation

By:	/s/ Cory McGuire
Cory McGuire,
Chief Executive Officer

EXHIBIT A

Conversion Notice

Reference is made to the Convertible Note (the “Note”) issued to the undersigned by Ecosphere Technologies, Inc. and Sea of Green Systems, Inc. In accordance with and pursuant to the Note, the undersigned hereby elects to convert, in whole or in part (as applicable), the principal and any accrued interest of the Note into common stock of Sea of Green Systems, Inc., as of the date specified below.

Date of Conversion:
Please confirm the following information:
Conversion Price:
Principal and accrued interest to be converted (if partial):
Number of shares of common stock to be issued:
Please issue the common stock into which the Note is being converted in the following name and to the following address:
Issue to:

Email Address:
Authorization:
By:
Title:
Dated:
Account Number:
(if electronic book entry transfer)
Transaction Code Number:
(if electronic book entry transfer)